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                                                                    EXHIBIT 23.4

                            CONSENT OF SHACHAK & CO.

    We consent to the use in this Amendment No. 1 to Registration Statement No. 33-58203 of 3Com Corporation of our report dated December 26, 1994 relating to the financial statements of NiceCom Ltd. for the year ended December 31, 1993 included herein and to the reference to our firm under the heading "Experts" in the Prospectus/Consent Solicitation Statement, which is part of this Registration Statement.

/s/ SHACHAK & CO.

SHACHAK & CO.

Tel Aviv, Israel
April   , 1995